1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR13-01	January 30, 2013

International Tower Hill Announces Resignation of a Director

Vancouver, B.C…… International Tower Hill Mines Ltd. (“ITH” or the “Company”) - (TSX: ITH, NYSE-MKT: THM, Frankfurt: IW9) announces the resignation, effective as of January 29, 2013, of Mr. Jonathan Berg as a director of the Company. Mr. Berg has been a director since January, 2012.

“We appreciate the contribution Mr. Berg has provided the Company as a member of our Board of Directors over the past year” commented Mr. Don Ewigleben, CEO of ITH. The Board of Directors thanks Jonathan for his contribution to the Company and wishes him well in his future endeavours.

The Board does not intend to fill the vacancy at this time.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest in the world-class Livengood Gold Project accessible by paved highway 70 miles north of Fairbanks, Alaska.

On behalf of
International Tower Hill Mines Ltd.

(signed) Donald C. Ewigleben
Donald C. Ewigleben
President & Chief Executive Officer

Contact Information:	Michelle Stachnik,
Manager – Investor Relations
E-mail: mstachnik@ithmines.com
Toll-Free: 1-855-208-4642 Ext. 203

This press release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States.